Exhibit 99.1

Open Energy Closes $4.7 Million Financing with The Quercus Trust

Solana Beach, CA, October 9, 2008 – Open Energy Corporation (OTC BB:OEGY), a developer of clean energy solutions and innovative energy management applications and products, today announced it has closed the final portion of its previously announced $4.7 million financing with The Quercus Trust, one of the leading cleantech venture funds in North America.

Quercus invested a total of $4.7 million in Open Energy in this financing, consisting of $4.2 million in cash, and $500,000 of forgiveness of accrued interest and restructuring fees relative to other obligations to Quercus. In exchange, Open Energy issued to Quercus warrants to purchase a total of 235,000,000 shares of common stock, at a price of $0.02 per warrant, with an exercise price of $0.067 per share.

Open Energy also announced that the previously-disclosed management and board changes became effective with the closing of the remainder of the Quercus investment.  Following the closing of the financing, the Board of Directors consists of five members, three of whom were appointed by Quercus, and two of whom were existing members of the board. David Field, the current president and chief operating officer, is leading the board as Chairman as will assume the role of chief executive officer effective November 1, 2008.

Quercus is recognized as one of the leading cleantech venture funds in North America with strategic investments in the clean technology areas of solar, water, biofuels, wind and batteries. Quercus is known to provide more value than just funding and take a longer-term view of invested capital combined with their industry expertise and relationships.

About Open Energy Corporation

Open Energy is a renewable energy company focused on development and commercialization of a portfolio of solar technologies capable of delivering power and related commodities on a global basis. Open Energy offers award-winning, building-integrated photovoltaic (PV) roofing systems for residential, commercial and industrial applications. Marketed under the trade name SolarSave®, the product line includes PV tiles, roofing membranes, and custom architectural glass panels, as well as integrated inverters and web-based monitoring systems. The Company’s mission is to harness the power of the sun to deliver complete renewable energy solutions to its customers. For more information on Open Energy, please visit www.openenergycorp.com.

Safe Harbor for Forward Looking Statements

Except for statements of historical fact, the information presented in this release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, achievements or financial condition of the Company to be materially different from any future results, performance, achievements or financial condition expressed or implied by such forward-looking statements. These statements are based on the Company’s current expectations, estimates and projections. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “would,” or “will” or variations of such words and similar expressions may identify such forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements are not guarantees of future performance. Factors which may impact them include, but are not limited to, general economic and business conditions, customer demand for the Company’s products, the Company’s ability to scale up manufacturing to meet demand, the Company’s ability to execute on its business plan, the downturn in the real estate market in the United States, the Company’s need for additional financing and its ability to continue as a going concern, the Company’s ability to commercialize its Solar Communities initiative and new products under development or recently introduced and other factors over which the Company has little or no control. All such statements are therefore qualified in their entirety by reference to the factors specifically addressed in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. New risks can arise and it is not possible for management to predict all such risks, nor can management assess the impact of all such risks to the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. All forward-looking statements speak only as of the date thereof. The Company undertakes no obligation to revise or update publicly any forward-looking statements in order to reflect any event or circumstance that may arise after the date hereof, other than as required by law.

CONTACT:

Open Energy Corporation

Investor Relations

Integrated Corporate Relations

John Mills, 310-954-1100

jmills@icrinc.com

or

Open Energy Corporation

Corporate Contact

David Field, President

858-794-8800

dfield@openenergycorp.com

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